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                                                                    Exhibit 10.2

                              BELL, BOYD & LLOYD
                          Three First National Plaza
                      70 West Madison Street, Suite 3300
                         Chicago, Illinois 60602-4207

                                 312 372 1121
                               Fax: 312 372 2098





     As counsel for The L. Roy Papp Stock Fund, Inc. (the "Fund"), we consent to the incorporation by reference of our opinion dated November 10, 1989 as an exhibit to post-effective amendment no. 7 to the registration statement of the Fund, no. 33-31465 on Form N-1A. In giving this consent we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.


April 28, 1998


                                           /s/ Bell, Boyd & Lloyd